EXHIBIT 10.6

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (this “Second Amendment”), being made and effective as of August 9, 2006, is to the Employment Agreement dated December 30, 2005, by and between Luca C. Naccarato (the “Executive”) and SGS International, Inc., a Delaware corporation (the “Company”), as amended by an Amendment dated as of January 15, 2006 (as heretofore amended, the “Agreement”). All capitalized terms which are used in this Second Amendment and are not defined herein shall have the meaning ascribed to them in the Agreement.

1. Section 3 of the Agreement is hereby amended by deleting clause (b) therein in its entirety and replacing it with the following:

Bonus Plans. The Executive shall be eligible to participate in the Company’s bonus plans for senior management with an annual incentive target of fifty percent (50%) of Base Salary (“Incentive Payment”), subject to achievement of such program’s objectives and final approval of the Board.

2. All other provisions of the Agreement remain in full force and effect.

3. This Second Amendment may be executed in counterparts each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SGS International, Inc.

By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

Executive

/s/ Luca C. Naccarato
Luca C. Naccarato